EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-51916, 33-51896, 33-51898, 33-41415, 33-
41413 and 33-29600 of Ross Stores, Inc. on Form S-8 of our reports dated March 11, 1994, appearing in this Annual Report on Form 10-K of Ross Stores, Inc. for the year ended January 29, 1994.




Deloitte & Touche
San Francisco, California
April 25, 1994